EXHIBIT 99.1

Acura Pharmaceuticals Reports Year-End and Fourth Quarter 2009 Financial Results

PALATINE, Ill., March 2, 2010 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today reported a 2009 net loss of $15.8 million or $0.35 per share compared to net income of $14.5 million or $0.29 per diluted share for 2008.  For the quarter ended December 31, 2009, we had a net loss of $4.1 million, or $0.09 per share compared to a net loss of $3.0 million, or $0.07 per share for the same quarter in 2008.  As of March 1, 2010, we had cash and cash equivalents of approximately $28.4 million with no term indebtedness.

The 2009 and 2008 results include revenues relating to our License, Development, and Commercialization Agreement (the "Agreement") with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of King Pharmaceuticals, Inc. In 2009, we recognized revenues of $3.8 million, of which $3.0 million was from the amortized portion of the $30.0 million upfront cash payment received from King in December 2007 and $0.8 million was from King's reimbursement of our research and development expenses for Acurox® Tablets. In 2008, we recognized total revenues of $44.4 million, of which $21.9 million was from the amortized portion of King's $30.0 million upfront cash payment, $6.0 million was from option exercise fees King paid to us to license a third and fourth opioid analgesic product candidate under the Agreement, $5.0 million was from an Acurox® Tablet development milestone payment received from King, and $11.5 million was from King's reimbursement of our Acurox® Tablet research and development expenses.

Research and development (the "R&D") expense during 2009 and 2008 were primarily focused on product candidates utilizing our Aversion® and Impede™ Technologies, including costs of clinical trials and related formulation and laboratory costs, salaries and other personnel related expenses, and R&D facility costs. Included in the 2009 and 2008 R&D results are non-cash stock-based compensation charges of $1.9 million and $0.6 million, respectively, associated with the grant of stock options and restricted stock units. Excluding the stock-based compensation expense, in 2009 there was a $10.0 million decrease in R&D expenses compared to 2008 primarily attributable to a reduction of our Acurox® clinical study expenses.

Marketing expenses during 2009 and 2008 consisted primarily of Aversion® Technology customized market research. Our general and administrative expenses primarily consisted of legal, audit and other professional fees, corporate insurance, and payroll. Included in the 2009 and 2008 results are non-cash stock-based compensation charges of $7.3 million and $3.3 million, respectively, associated with the grant of stock options and restricted stock units. Excluding the stock-based compensation expense, in 2009 compared to 2008 there was a decrease of $1.5 million in marketing, general and administrative expenses.

Results for the year and quarter ended December 31, 2009 include an income tax charge of $2.5 million arising from changes in the deferred income tax asset valuation reserve associated with net operating loss carryforwards. Results for both the year and quarter ended December 31, 2008 include income tax benefit of $1.2 million and a charge of $3.6 million, respectively, arising from changes in the deferred income tax asset valuation reserve associated with net operating loss carryforwards.

The Company's condensed consolidated balance sheets and statements of operation appear below.  Detailed financial statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates providing abuse deterrent features and benefits utilizing our proprietary Aversion® Technology and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability and the ability of King Pharmaceuticals Research and Development, Inc. ("King") (to whom we have licensed our Aversion® Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability other pharmaceutical companies, if any, to whom we may license our Aversion® Technology, to obtain necessary regulatory approvals and commercialize products utilizing our Aversion® and Impede™ Technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration's ("FDA") requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future, to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse deterrent features, whether our product candidates will ultimately deter abuse in commercial settings, and the uncertainties inherent in scientific research, drug development, laboratory and clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain skilled personnel; our ability to secure and protect our patents, trademarks and other proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration ("DEA") quotas and source the active ingredients for our products in development; difficulties or delays in conducting clinical trials for our product candidates or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions identify forward-looking statements.

ACURA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(audited) at December 31,
	2009	2008
Current Assets	$30,757	$41,888
Property, Plant and Equipment, net	1,160	1,073
Total Assets	$31,917	$42,961

Liabilities	$452	$1,265
Deferred Program Fee Revenue	1,555	4,632
Stockholders' Equity	29,910	37,064
Total Liabilities and Stockholders' Equity	$31,917	$42,961
ACURA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited) Three Mths Ended Dec 31,		(audited) Twelve Mths Ended Dec 31,
	2009	2008	2009	2008
Revenues
Program Fee Revenue	$389	$4,263	$3,077	$27,941
Collaboration Revenue	361	3,525	758	11,496
Milestone Revenue	--	--	--	5,000
Total Revenues	750	7,788	3,835	44,437

Operating Expenses
Research and Development	1,845	3,463	5,673	14,322
Marketing, General and Administrative	2,982	3,516	11,662	9,133
Total Operating Expenses	4,827	6,979	17,335	23,455
(Loss) Income from Operations	(4,077)	809	(13,500)	20,982
Other Income (Expense)
Interest Income	13	103	147	780
Loss on Asset Disposals	--	(2)	(3)	(2)
Other Expense	--	--	--	(1)
Total Other Income	13	101	144	777
(Loss) Income Before Income Tax	(4,064)	910	(13,356)	21,759
Income Tax Expense	20	3,903	2,479	7,285
Net (Loss) Income Applicable to Common Stockholders	$(4,084)	$(2,993)	$(15,835)	$14,474

Income (Loss) Per Common Share Applicable to Common Stockholders
Basic	$(0.09)	$(0.07)	$(0.35)	$0.32
Diluted	$(0.09)	$(0.07)	$(0.35)	$0.29

Weighted Average Number of Outstanding Common Shares
Basic	46,209	45,688	45,932	45,675
Diluted	46,209	45,688	45,932	49,416
CONTACT:  Acura Pharmaceuticals
          Peter A. Clemens, SVP  & CFO
          847-705-7709